Exhibit 12.1

Brittany Peck, Esq.

Attorney at Law Admitted in Missouri

August 7, 2026

Board of Directors

ZQ Platforms Inc.

255 S Orange Avenue Suite 104, #1261

Orlando, Florida 32801

Re: ZQ Platforms Inc. — Offering Statement on Form 1-A

Ladies and Gentlemen:

I have acted as counsel to ZQ Platforms Inc., a Wyoming corporation (the “Company”), in connection with the Company’s offering statement on Form 1-A (as amended, the “Offering Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of up to 50,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a price of US $1.00 per Share, as described in the offering circular forming a part of the Offering Statement (the “Offering Circular”).

In rendering the opinion set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Articles of Incorporation of the Company, as amended to date; (ii) the Bylaws of the Company, as amended to date; (iii) resolutions of the board of directors of the Company relating to, among other things, the authorization of the offering of the Shares and the filing of the Offering Statement; (iv) the Offering Statement and the Offering Circular; (v) the form of Subscription Agreement filed as Exhibit 4.1 to the Offering Statement (the “Subscription Agreement”); and (vi) such other documents, corporate records, certificates of public officials and officers of the Company, and instruments as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements, representations and certificates of officers of the Company and of public officials.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that the Shares have been duly authorized and, when issued, sold and delivered by the Company against payment therefor in the manner and for the consideration (not less than the par value thereof) described in the Offering Statement, the Offering Circular and the Subscription Agreement, following qualification of the Offering Statement by the Commission, will be validly issued, fully paid and non-assessable.

I am admitted to practice law in the State of Missouri. The opinion expressed herein is limited to the Wyoming Business Corporation Act, as currently in effect, including the applicable provisions of the Wyoming Constitution and reported judicial decisions interpreting such Act and provisions, and I express no opinion as to the laws of any other jurisdiction or as to any other laws of the State of Wyoming. Without limiting the foregoing, I express no opinion with respect to federal or state securities laws, including the Securities Act, the Securities Exchange Act of 1934, as amended, Regulation A, or the securities or “blue sky” laws of any state or other jurisdiction. This opinion is rendered as of the date hereof, and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

I hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to me under the heading “Legal Matters” in the Offering Circular. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brittany Peck

Brittany Peck, Esq.

Bar License # 72456

9461 Charleville Blvd. #1012 Beverly Hills, CA 90212

Phone: (860)465-7955

Email: Brittany.peck@TheLegalAgency.net

THE LEGAL AGENCY, LLC